Exhibit 99.1
Century Reports Third Quarter 2016 Financial Results
CHICAGO, IL -- 10/27/16 -- Century Aluminum Company (NASDAQ: CENX) reported a net loss of $58.3 million ($0.67 per share) for the third quarter of 2016. Results were negatively impacted by a $26.8 million ($0.31 per share) charge related to the closure of the Ravenswood facility, including settlement costs associated with the retiree medical class action lawsuit, and a $2.4 million ($0.03 per share) lower of cost or market inventory adjustment. The third quarter adjusted net loss was $29.1 million ($0.31 per share).
For the third quarter of 2015, Century reported a net loss of $56.1 million ($0.65 per share). Results were negatively impacted by a $5.3 million charge ($0.06 per share) for lower of cost or market inventory adjustments, a $0.4 million charge ($0.01 per share) related to the permanent closure of the Ravenswood facility, a $1.4 million charge ($0.02 per share) related to the labor disruption at Hawesville, a $2.9 million charge ($0.04 per share) related to the partial curtailment of our Hawesville facility, and a $1.2 million charge ($0.01 per share) related to severance primarily associated with cost reductions. Results were positively impacted by a $0.8 million purchase accounting gain ($0.01 per share) related to Mt. Holly.
Sales for the third quarter of 2016 were $333.7 million compared with $454.5 million for the third quarter of 2015. Shipments of primary aluminum for the third quarter of 2016 were 182,429 tonnes compared with 231,040 tonnes shipped in the third quarter of 2015. The decrease in sales and shipment volume was primarily due to curtailment actions taken in the second half of 2015.
Net cash used by operating activities in the third quarter of 2016 was $8.0 million. Our cash position at quarter end was $117.6 million and we had $90.4 million of revolver availability.
For the first nine months of 2016, Century reported a net loss of $84.0 million ($0.96 per share). Results included the negative impact of a $26.8 million ($0.31 per share) charge related to the closure of the Ravenswood facility, including settlement costs associated with the retiree medical class action lawsuit, and a $1.5 million ($0.02 per share) lower of cost or market inventory adjustment.
For the first nine months of 2015, Century reported a net loss of $16.2 million ($0.19 per share). Results included a $31.2 million charge related to the permanent closure of Ravenswood and a $31.0 million charge for lower of cost or market inventory adjustments. Results also included $13.1 million in costs related to the labor disruption at Hawesville, $2.9 million due to the partial curtailment of our Hawesville facility, $1.2 million related to severance, $1.6 million for signing bonuses related to a new labor agreement in Iceland and $1.0 million related to the separation of a former senior executive. Lastly, results included an $18.3 million unrealized gain on the fair value of contingent consideration related to the Mt. Holly acquisition.
Sales for the first nine months of 2016 were $979.3 million compared with $1,565.9 million for the first nine months of 2015. Shipments of primary aluminum for the first nine months of 2016 were 550,615 tonnes compared with 710,248 tonnes shipped for the first nine months of 2015. The decrease in sales and shipment volume was primarily due to curtailment actions taken in the second half of 2015.
"A cross current of factors is influencing our markets," commented Michael Bless, President and Chief Executive Officer. "The commodity price has firmed and regional delivery premiums are somewhat stronger. Demand remains generally good and supply, excluding in China, continues to be constrained. On the other hand, value-added product premiums, especially in the U.S., are under pressure due to the significant and growing level of imports caused by the excess production in China. Power prices rose during the summer due to the abnormally warm weather and certain markets, like natural gas, remain elevated due to expectations for a cold winter."
"Third quarter financial performance was negatively influenced by elevated power prices in the U.S. Midwest, a result of the historically hot summer weather; delivered prices have now generally reverted to pre-summer levels," Mr. Bless continued.  "In addition, rising alumina prices pressured quarterly results.  We believe this trend is largely a reaction to the startup of new capacity in China, and we expect it to temper over the coming months.  Internally, our operations are performing well and our cost structure, flexibility and product configuration continue to provide protection against weaker pricing environments as well as exposure when the market firms."
"Overcapacity and overproduction continue to subsist in great quantities in China, negatively impacting rational producers and markets in the rest of the world," concluded Mr. Bless. "We firmly believe all major market participants are fully aware of the subsidies, illegal under WTO rules, that allow this overcapacity and overproduction to continue to exist and the distortion to fair trade that this behavior is causing. We applaud the growing list of members of Congress, including Senators Brown, Casey, Gillibrand, McConnell, Merkley, Portman, Schumer, Stabenow and Wyden, who, over the last few weeks, have called on the administration to take immediate action to enforce global trade law and protect this sector and those that depend on it. These constituencies include employees and their families in countless communities as well as U.S. national defense interests."

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss) and adjusted earnings (loss) per share are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The table below, under the heading "Reconciliation of Non-GAAP Financial Measures," provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income (loss) and adjusted earnings (loss) per share included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the potential outcome or occurrence of any trade claims to address excess capacity or unfair trade practices; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; our relationship with our employees and labor unions; the future operation or potential curtailment of our U.S. assets; the future financial and operating performance of Century, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our business objectives, strategies and initiatives, including our ability to achieve productivity improvements or cost reductions.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
NET SALES:
Related parties	$301,111	$428,018	$871,771	$1,517,428
Third-party customers	32,539	26,522	107,487	48,514
Total net sales	333,650	454,540	979,258	1,565,942
Cost of goods sold	351,262	496,963	995,357	1,505,928
Gross profit (loss)	(17,612)	(42,423)	(16,099)	60,014
Selling, general and administrative expenses	9,733	11,566	29,303	33,549
Ravenswood charges	26,830	—	26,830	30,850
Other operating expense - net	878	1,537	2,337	6,217
Operating loss	(55,053)	(55,526)	(74,569)	(10,602)
Interest expense	(5,531)	(5,418)	(16,521)	(16,542)
Interest income	190	45	475	248
Net gain on forward and derivative contracts	1,275	285	2,998	1,204
Unrealized gain on fair value of contingent consideration	—	1,523	—	18,337
Other income (expense) - net	(157)	114	(462)	1,261
Loss before income taxes and equity in earnings of joint ventures	(59,276)	(58,977)	(88,079)	(6,094)
Income tax benefit (expense)	848	2,161	3,237	(12,205)
Loss before equity in earnings of joint ventures	(58,428)	(56,816)	(84,842)	(18,299)
Equity in earnings of joint ventures	155	704	891	2,069
Net loss	$(58,273)	$(56,112)	$(83,951)	$(16,230)

Net loss allocated to common stockholders	$(58,273)	$(56,112)	$(83,951)	$(16,230)
LOSS PER COMMON SHARE:
Basic and diluted	$(0.67)	$(0.65)	$(0.96)	$(0.19)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	87,076	86,907	87,059	87,524

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$117,593	$115,393
Restricted cash	1,046	791
Accounts receivable - net	11,187	9,475
Due from affiliates	14,271	17,417
Inventories	233,288	231,872
Prepaid and other current assets	31,828	42,412
Assets held for sale	23,239	30,697
Total current assets	432,452	448,057
Property, plant and equipment - net	1,185,101	1,232,256
Other assets	71,163	72,155
TOTAL	$1,688,716	$1,752,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$85,314	$90,489
Due to affiliates	13,105	10,045
Accrued and other current liabilities	59,382	48,822
Accrued employee benefits costs	9,284	10,148
Industrial revenue bonds	7,815	7,815
Total current liabilities	174,900	167,319
Senior notes payable	247,590	247,278
Accrued pension benefits costs - less current portion	42,433	43,999
Accrued postretirement benefits costs - less current portion	125,490	125,999
Other liabilities	72,330	53,009
Deferred taxes	88,449	96,994
Total noncurrent liabilities	576,292	567,279

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 76,378 outstanding at September 30, 2016; 160,000 issued and 76,539 outstanding at December 31, 2015)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,262,108 issued and 87,075,587 outstanding at September 30, 2016; 94,224,571 issued and 87,038,050 outstanding at December 31, 2015)	942	942
Additional paid-in capital	2,514,765	2,513,631
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(110,179)	(112,650)
Accumulated deficit	(1,381,729)	(1,297,778)
Total shareholders’ equity	937,524	1,017,870
TOTAL	$1,688,716	$1,752,468

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Nine months ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(83,951)	$(16,230)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized gain on fair value of contingent consideration	—	(18,337)
Unrealized gain on E.ON contingent obligation	(1,059)	(1,059)
Lower of cost or market inventory adjustment	1,499	31,013
Depreciation and amortization	63,306	55,815
Pension and other postretirement benefits	1,682	(298)
Deferred income taxes	(8,520)	1,215
Stock-based compensation	1,134	1,381
Equity in earnings of joint ventures	(891)	(2,069)
Change in operating assets and liabilities:
Accounts receivable - net	(1,712)	69,055
Due from affiliates	3,146	2,406
Inventories	(1,265)	(46,392)
Prepaid and other current assets	9,016	3,435
Accounts payable, trade	(5,028)	(43,485)
Due to affiliates	4,628	11,395
Accrued and other current liabilities	4,769	(8,418)
Pension contribution - Mt. Holly	—	(34,595)
Ravenswood charges	26,830	30,850
Other - net	1,998	(3,173)
Net cash provided by operating activities	15,582	32,509
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(13,127)	(47,595)
Purchase of remaining interest in Mt. Holly smelter	—	11,313
Restricted and other cash deposits	(255)	(141)
Net cash used in investing activities	(13,382)	(36,423)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	900	1,414
Repayments under revolving credit facilities	(900)	(1,414)
Repurchase of common stock	—	(36,352)
Net cash used in financing activities	—	(36,352)
CHANGE IN CASH AND CASH EQUIVALENTS	2,200	(40,266)
Cash and cash equivalents, beginning of period	115,393	163,242
Cash and cash equivalents, end of period	$117,593	$122,976

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2016
3rd Quarter	106,890	$201,973	75,539	$130,177	—	$—
2nd Quarter	106,974	204,173	54,968	92,707	23,625	27,944
1st Quarter	105,089	194,826	55,030	92,151	22,500	26,115
Total	318,953	$600,972	185,537	$315,035	46,125	$54,059

2015
3rd Quarter	149,187	$304,948	60,939	$116,919	20,914	$26,226
2nd Quarter	157,373	371,898	50,056	110,083	26,521	37,858
1st Quarter	169,306	421,141	45,967	112,662	29,985	46,617
Total	475,866	$1,097,987	156,962	$339,664	77,420	$110,701

(1)	Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	September 30, 2016
	$MM	EPS
Net loss as reported	$(58.3)	$(0.67)

Ravenswood closure and retiree medical settlement	26.8	0.31
Lower of cost or market inventory adjustment	2.4	0.03
Impact of preferred shares	—	0.02
Adjusted net loss	$(29.1)	$(0.31)

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company

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